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                                                                   EXHIBIT 10.14




                        TWO BRIDGEPOINT LEASE AGREEMENT


                                 By and Between



               INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA
                                  ("Landlord")


                                      and


                            BRIGHAM OIL & GAS, L.P.


                                   ("Tenant")


                           DATED:  SEPTEMBER 20, 1996
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                        TWO BRIDGEPOINT LEASE AGREEMENT


         This Lease is entered into as of September ___, 1996, between INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA, a Washington corporation ("Landlord"), whose address for purposes of notice hereunder is 6300 Bridgepoint Parkway, Suite 325, Austin, Texas, 78730 and BRIGHAM OIL & GAS, L.P., a Delaware limited partnership ("Tenant"), whose address prior to the Commencement Date (defined in Section 2.01 hereof) is 5949 Sherry Lane, Suite 1616, Dallas, Texas 75225 and whose address after the Commencement Date shall be 6300 Bridgepoint Parkway, Building Two, Suite , Austin, Texas, 78730.

                              W I T N E S S E T H:

                                   ARTICLE 1

         1.01 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the rent and subject to the provisions of this Lease, the space (the "Premises") reflected on the floor plan(s) attached as Exhibit "A" hereto, consisting of the entire fifth floor and part of the fourth floor of the building (the "Building") known as Two Bridgepoint, located at 6300 Bridgepoint Parkway, Austin, Travis County, Texas (such Building, and ground-level open areas and walkways appurtenant to the Building, any parking areas and garages serving the Building, any other structure or improvement utilized in the operation or maintenance of the Building, and the land (the "Land") on which all such improvements are located, said Land being more particularly described on Exhibit "B" attached hereto and made a part hereof for all purposes, and any present or future associated underground or elevated pedestrian tunnels or walkways being hereinafter collectively referred to as the "Project"). Landlord and Tenant hereby agree that the Premises contain approximately 23,619 square feet of rentable area and the Building contains approximately 92,459 square feet of rentable area.

                                   ARTICLE 2

         2.01 TERM. Subject to the other provisions hereof, and any exhibits hereto, this Lease shall be for a term of approximately ten (10) years commencing on the Commencement Date (defined in Section 2.02 hereof) and expiring on June 30, 2007 (the "Expiration Date"). Such term, as it may be modified, is herein called the "Term." A "Lease Year" shall be the twelve month period beginning on July 1 of each calendar year and ending on June 30 of the following calendar year.

         2.02 COMMENCEMENT. As used herein, "Commencement Date" means the earlier to occur of: (a) July 1, 1997, or if later, the date which is ten (10) business days after the Premises (including the Tenant Improvements described on Exhibit "C") are substantially completed (as hereinafter defined), or would have been substantially completed but for Tenant Delays (as defined in Exhibit "C"), and Landlord has notified Tenant of such completion, or (b) the date Tenant begins the occupancy of all or any part of the Premises in a reasonably





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normal manner for the conduct of Tenant's business.  The parties anticipate the
Premises will be substantially complete on or about June 20, 1997.
"Substantial completion" shall mean that Landlord has received a temporary or permanent certificate of occupancy from the City of Austin permitting Tenant's occupancy of the Premises and that the Premises (and parking and other improvements in the Project reasonably necessary to Tenant's use and enjoyment of the Premises) are sufficiently complete to allow Tenant's use and occupancy of the Premises, except for any work upon which Landlord and Tenant shall have agreed in writing ("punch list" items), the performance of which will not, after Tenant commences occupancy of the Premises, significantly interrupt or interfere with Tenant's use thereof. Landlord agrees to complete any punch list items remaining on the Commencement Date within thirty (30) days thereafter. Within five (5) days after the Commencement Date or at any time thereafter upon the request of Landlord, Tenant shall execute and deliver to Landlord a declaration (in the form of Exhibit "D" hereto) specifying, among other things, the date upon which the same occurred.

         Notwithstanding anything contained in this Lease to the contrary, in the event the Premises are not substantially completed by August 15, 1997, Tenant shall have the option to cancel and terminate this Lease, and in such event, Tenant shall have no further obligations to Landlord.

         2.03 RENEWAL OPTIONS. Landlord hereby gives and grants to Tenant one (1) option to renew this Lease for a period of five (5) years on the terms and conditions set forth in Exhibit "E". The Renewal Term shall commence on the expiration of the Term.

         2.04 RIGHT OF FIRST REFUSAL. Landlord hereby grants Tenant a right of first refusal with respect to all remaining space on the fourth floor of Two Bridgepoint as set forth in "Exhibit "F". This right of first refusal is in effect only during the Primary Term and terminates on the expiration of the Primary Term. Further, as more particularly provided in Exhibit "F", the right of first refusal will not obligate Landlord to offer additional space on the fourth floor if (1) Landlord delivers the Occupancy Notice, as defined in Exhibit "F" or (2) delivers the Affiliate Lease Notice, as defined in Exhibit "F", however, the right of first refusal will be reinstated automatically with respect to all or any portion of the Refusal Space later released by Landlord or Landlord's Affiliate, as applicable, during the Primary Term.

         2.05 EXPANSION OPTION. In the event that Landlord (i) fails to deliver the Occupancy Notice or the Affiliate Lease Notice to Tenant as required in Exhibit "F" or (ii) delivers the Occupancy Notice or the Affiliate Lease Notice to Tenant but Landlord or Landlord's Affiliate does not occupy at least 40,000 rentable square feet of space in the Building , then Landlord hereby gives and grants to Tenant an expansion option ("Expansion Option") on the terms and conditions set forth in Exhibit "G". In the event that Landlord delivers the Occupancy Notice or the Affiliate Lease Notice to Tenant as required in Exhibit "F" and Landlord or Landlord's Affiliate does occupy at least 40,000 rentable square feet of space in the Building, then Landlord hereby gives and grants to Tenant a limited expansion option ("Limited Expansion Option") on the terms and conditions set forth in Exhibit "G".



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         2.06    CANCELLATION OPTION.  Notwithstanding the foregoing, Tenant shall have the right to cancel and terminate this Lease as of July 1, 2002, by giving Landlord written notice of such election no later than July 1, 2001; provided, however, in order for Tenant to cancel and terminate this Lease, Tenant must pay, prior to July 1, 2002, liquidated damages to Landlord equal to the unamortized Tenant Improvement Allowance (as defined in Exhibit "C") used by Tenant, any unamortized Additional Tenant Improvement Allowance (also as defined in Exhibit "C") used by Tenant and the unamortized cost of leasing commissions incurred by Landlord in connection with this Lease.

                                   ARTICLE 3

         3.01 BASE RENT. Tenant, in consideration for this Lease, agrees to pay to Landlord a base rental ("Base Rent") of $23.00 per year for each square foot of rentable area agreed by Landlord and Tenant to be within the Premises for Lease Years one (1) through five (5) and $24.00 per year for each square foot of rentable area agreed by Landlord and Tenant to be within the Premises for Lease Years six (6) through ten (10). The Base Rent shall be payable in equal monthly installments, the amount of which shall be determined by dividing the total rent for each respective Lease Year by twelve (12), and payable at Landlord's address herein provided in legal tender of the United States of America, without notice, demand, counterclaim, set-off or abatement (except as expressly provided in this Lease), in advance on the first day of each calendar month throughout the Term, except that the first such monthly installment is due upon the date of execution of this Lease by Tenant. Notwithstanding the foregoing, if the Commencement Date is a date other than the first day of a calendar month, then the rent for the Base Rent for the first month of this Lease shall be a sum equal to the Base Rent specified for the first full calendar month as herein provided, times a fraction, the numerator of which equals the number of days from the Commencement Date to the end of the calendar month during which the Commencement Date falls and the denominator of which equals the number of days in the same calendar month.

         3.02 TENANT'S PERCENTAGE SHARE OF OPERATING EXPENSES. In addition to the Base Rent, Tenant, as additional consideration for this Lease, agrees to pay to Landlord Tenant's Percentage Share (defined in Section 3.03 hereof) of Operating Expenses (defined in Section 3.04 hereof) annualized for each calendar year during the Term, which exceeds $7.50 per rentable square foot per year ("Expense Stop"). On or before the Commencement Date and thereafter on or before the first day of each calendar year of the Term, Landlord shall provide to Tenant the Estimated Operating Expense (defined in Section 3.03 hereof) for the upcoming calendar year. Tenant shall pay in advance on the first day of each calendar month during the Term, installments equal to one-twelfth (1/12) of Tenant's Percentage Share of Estimated Operating Expenses annualized for each calendar year which exceeds the Expense Stop. Within one hundred fifty
(150) days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement certified by Landlord of the Actual Operating Expenses for the immediately preceding calendar year. If Tenant's Percentage Share of Estimated Operating Expenses which exceeds the Expense Stop paid to Landlord during the previous calendar year exceeds Tenant's Percentage Share of Actual Operating Expense which exceeds the Expense Stop




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for such year, then Landlord shall refund the difference to Tenant at the time
Landlord furnishes the statement of the Actual Operating Expense. Otherwise, within fifteen (15) days after Landlord furnishes such statement to Tenant, Tenant shall make a lump sum payment to Landlord equal to the positive difference between Tenant's Percentage Share of the Actual Operating Expense which exceeds the Expense Stop for the preceding calendar year over Tenant's Percentage Share of the Estimated Operating Expense which exceeds the Expense Stop paid by Tenant for the preceding calendar year. As used in this Lease the term "Rent" shall refer collectively to the Base Rent and Tenant's Percentage Share of Operating Expenses in excess of the Expense Stop. If the Commencement Date is on a day other than the first day of the month, then Tenant shall be required to pay only a pro rata portion of the installment of Rent due for such month.

         Landlord will cause adequate books and records to be maintained to permit Tenant to verify computations of Operating Expenses and other amounts relevant to Tenants obligations under this Lease; provided, Landlord shall not be required to maintain any books and records concerning any payment due hereunder for more than 2 years after such payment is due. Further, Landlord shall permit Tenant or Tenant's representative to audit such books and records during normal business hours and shall assist in way reasonably required for such audits. Landlord shall also furnish explanations in reasonable detail if requested by Tenant of any computation made under this Lease. All determinations required or permitted of Landlord concerning payments for Operating Expenses and other charges due hereunder shall be subject to verification by Tenant. If any such determinations are found to be incorrect, an adjustment will be promptly made between Landlord and Tenant to correct any underpayments or overpayments resulting from such incorrect determinations. If an audit of Operating Expenses for any calendar year reveals that Tenant was overcharged under this Section 3.02 by more than ten percent (10%) for that year, Landlord will reimburse Tenant for the cost of such audit. However, notwithstanding that a disagreement may arise between Tenant and Landlord about any determination required or permitted of Landlord concerning rents and other charges due hereunder, Tenant shall continue to pay all rents and other charges as herein provided pending resolution of such determination.

         3.03 TENANT'S PERCENTAGE SHARE. For purposes of this Lease, the term "Tenant's Percentage Share" shall mean a percentage which is equal to the number of rentable square feet contained in the Premises divided by the total number of rentable square feet contained in the Building of the Premises are a part.

         3.04 OPERATING EXPENSES. "Operating Expenses" shall mean and include all amounts, expenses, and costs of whatsoever nature incurred because of or in connection with the ownership, management, operation, repair, maintenance or security of the Building and Landlord's personal property which may be utilized in connection therewith. Without limiting the foregoing, Operating Expenses will include a share (equal to the rentable square footage of the Building divided by the total rentable square footage of all buildings in the Project from time to time) of any costs and expenses incurred by Landlord which are for the benefit of the Project generally, rather than any particular Building. Thus, for example, "Operating Expenses" will




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include such a share of any cost of providing health club facilities for all occupants of the Project (in excess of any revenues generated by such facilities) and of any cost of providing security throughout the Project, if Landlord determines that such costs cannot be otherwise more appropriately charged to each building. If, however, greater security is required for an occupant of a particular building in the Project (for example, Motorola), the cost of such greater security will not be treated as a cost for the benefit of the Project generally under this provision.

         Notwithstanding anything to the contrary herein, Operating Expenses shall not include, and Tenant shall not be required to pay or reimburse Landlord for any part of: property management fees in excess of (4%) of gross rent (subject to this limitation, Tenant agrees that Operating Expenses may include such fees to an affiliate of Landlord); the cost of capital improvements or depreciation (except as expressly permitted by the next sentence); interest and principal payments on mortgages, ground lease rentals and other non-operating debts of Landlord; specific costs for special items or services billed specific tenants (or that would be billed to another tenant if its lease required payments in addition to base rent on substantially the same terms and conditions as this Lease requires of Tenant); costs of correcting construction or design defects or violations of law existing as of the Commencement Date; legal fees or other costs incurred because of any lease dispute between Landlord and other tenants; income, excess profits, franchise, transfer, estate, inheritance or rent taxes; costs paid by insurance, recovery upon construction warranties or other sources (excluding reimbursement by tenants for Operating Expenses); leasing commissions, attorneys' fees, advertising expenses, and other expenses incurred in connection with leasing, selling or conveying any interest in the Project or the land associated therewith; costs of repairs or other work occasioned by fire, wind storm or other casualty or necessitated by condemnation. Operating Expenses shall, however, include:

         (A) The annual cost of all capital improvements made subsequent to the final completion of the Building (including the Premises) which, although capital in nature, can reduce the normal operating costs of the Project, as amortized in accordance with generally accepted accounting principles, consistently applied; provided that such amortization shall not be more in any calendar year than Landlord's reasonable estimate of the resulting savings in other Operating Expenses.

         (B) The annual cost of all capital improvements made in order to comply with any statutes, rules, regulations, or directives enacted or promulgated by any governmental authority after the effective date of this Lease, as amortized in accordance with generally accepted accounting principles, consistently applied.

         Although rent taxes shall not be included in Operating Expenses, if any rent taxes become payable on the rents due to Landlord hereunder, Tenant shall reimburse Landlord for such taxes upon request.

         Operating Expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles consistently applied. The "Estimated Operating Expense" shall



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equal the Landlord's reasonable estimate of Operating Expenses for the applicable calendar year. Landlord's statement of the Estimated Operating Expense shall control for the year specified in such statement and for each succeeding year during the Term until Landlord provides a new statement of the Estimated Operating Expense. The "Actual Operating Expense" shall equal the operating expenses actually incurred for the applicable calendar year. Notwithstanding any provision contained herein to the contrary, if less than 95% of the total square feet of rentable area in the Building is occupied by tenants or Landlord is not supplying services to 95% of the total square feet of rentable area of the Building at any time during any calendar year, Operating Expenses for such calendar year shall be determined to be an amount equal to the like expense which would normally be expected to be incurred had such occupancy been 95% of the Building's total square feet of rentable area and had Landlord been supplying services to 95% of the Building's total square feet of rentable area throughout such calendar year.

         3.05 TENANT IMPROVEMENTS. Prior to the applicable Commencement Date, Landlord shall, on the terms and conditions set forth in Exhibit "C" construct the improvements desired by Tenant to complete the Premises for Tenant's occupancy (the "Tenant Improvements").

         3.06 COMPLETION OF TENANT IMPROVEMENTS. Landlord agrees that the Premises shall be substantially completed by July 1, 1997, plus any additional time required for substantial completion because of Tenant Delays. Landlord acknowledges that Tenant will incur certain holdover rent, penalties and costs at its current lease space if Tenant is unable to occupy the Premises by July 15, 1997 (the "Penalty Date"). In the event the Premises are not substantially completed by the Penalty Date, Landlord will pay Tenant's actual holdover rent, penalties and costs incurred by Tenant, not to exceed $700.00 per day for each day the Premises are not substantially completed after the Penalty Date.

                                   ARTICLE 4

         4.01 USE. Tenant shall use and occupy the Premises only for office purposes and for no other purposes. Tenant shall not do or permit anything to be done in the Premises or authorize anything to be done in other parts of the Project, nor shall Tenant bring or keep anything in the Project, that will in any way increase the existing rate of or affect any fire or other insurance upon the Project or any of its contents, or cause cancellation of any insurance policy covering the Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in the Premises or authorize anything to be done in other parts of the Project that will unreasonably or improperly obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or tend to lower the first class character of the building or create unreasonable elevator loads or otherwise interfere with standard Building operations. Tenant shall not do or permit anything to be done in the Premises or authorize anything to be done in other parts of the Project that would constitute a nuisance. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Subject to the rights of Tenant under other provisions of this Lease, Tenant shall not use the Premises or authorize anything to be done in other parts of the Project that will in any way conflict with




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any private restrictive covenant, law, statute, ordinance or any reasonable rule or regulation of Landlord or any governmental or quasi-governmental authority now in force or that may hereafter be enacted or promulgated.

                                   ARTICLE 5

         5.01 LANDLORD'S SERVICES. Provided Tenant is not in default hereunder, Landlord shall, at Landlord's expense, except as provided to the contrary in this Lease, furnish to Tenant the following services, in keeping with the standards of a first class suburban office building in Austin, Texas:

         (a) Subject to curtailment as required by governmental laws, rules or regulations, air conditioning and central heat, in season, at temperatures between 67 and 78 degrees F., during all normal Building hours. (Normal Building hours will be 7:00 a.m. through 6:00 p.m. on weekdays and 8:00 a.m. through 12:00 p.m. on Saturdays, exclusive of normal business holidays. Normal business holidays for purposes of this Lease shall be the days reasonably designated as such by Landlord from time to time (but not more than nine days in any calendar year), which days may include, without limitation, New Year's Day, Martin Luther King Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday following Thanksgiving Day and Christmas Day. If in the case of any holiday described herein a different day shall be observed than the respective day described, then the day which constitutes the day observed by national banks in Austin, Texas, on account of such holiday shall constitute the holiday under this Lease.) Notwithstanding the foregoing, Landlord acknowledges that Tenant shall have approximately 1,000 square feet designated as "Veritas" space which shall have 24 hour a day, seven days a week air conditioning and central heat, in season, and such "Veritas" space shall be separately submetered and billed separately to Tenant. To the extent contemplated by the Drawings approved by Landlord and Tenant as described in Exhibit "C", an emergency power backup system may be installed for the "Veritas" space, and any such system will be maintained at the expense of Tenant throughout the Term.

         (b) Janitorial services in the Premises and public portions of the Building for all days except Saturdays, Sundays, and normal business holidays.

         (c) Water at those points of supply provided for drinking, toilet, and lavatory purposes.

         (d) Normal and customary routine maintenance, and any repairs required from time to time, for all public, structural, and exterior portions of the Project and for the HVAC and other Building systems.




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         (e)     Electric lighting service for all public portions of the
                 Project.

         (f) Reasonably adequate, non-exclusive automatic passenger elevator service at all times for access to and egress from the Premises. Freight elevator service, in common with other tenants, shall be provided during reasonable business hours as prescribed by Landlord, exclusive of Saturdays, Sundays, and normal business holidays.

         (g) Electric energy that Tenant shall require for normal office equipment such as typewriters, dictation machines, calculators, personal computers, copying machines and other machines of a similar electrical consumption, and Building Standard (defined in Exhibit "C" attached hereto) lighting in the Premises. Without Landlord's prior written consent, Tenant shall not be entitled to employ lighting on the Premises that consumes electrical current in excess of Building Standard lighting nor utilize space heaters nor utilize any office equipment that requires a voltage of other than 120 volts single phase or an electric capacity greater than any limitations on capacity contemplated in the Drawings approved by Landlord and Tenant as described in Exhibit "C".

         (h) Building security to encourage compliance with the Rules and Regulations (defined in Section 15.09 hereof) and to limit after-hour access to the Building; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, and shall be indemnified by Tenant against, liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons having or gaining access to the Building or the Premises, whether or not caused by Landlord's negligence, and Tenant hereby releases Landlord from all liability relating thereto. Landlord agrees to work with Tenant to develop such other mutually acceptable security programs to provide that the Premises can be accessed solely by Tenant after Tenant's normal business hours.

         (i) Window washing services for the outside portions of the Building at least one (1) time per calendar year.

         (j) Landlord will use reasonable efforts to cause a restaurant, deli or other retail food service provider and a health facility to open within a reasonable time after the Commencement Date at Bridgepoint Square and to remain open (or to be replaced) throughout the remainder of the Term.

         (k) Landlord will provide picnic tables for outdoor luncheon purposes at Bridgepoint Square, in such locations as determined by Landlord.

         (l) For the non-exclusive use of Tenant's employees, Landlord shall provide a basketball goal on top of the parking garage adjacent to the Building or at another




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         suitable location designated by Landlord and a men's rest room and a women's rest room with showers in the Building. Without limiting Landlord's right to choose a suitable location for the facilities described in this clause, any or all such facilities may be provided as part of a health facility described in clause (j) above.

         5.02 ADDITIONAL SERVICE COST. Tenant shall pay Landlord, upon demand, such additional amounts as are necessary to recover additional costs incurred by Landlord in performing or providing janitorial, maintenance, security, or other services or requirements of Tenant (and in paying additional taxes) as to any non-Building Standard installations in the Premises; provided, none of Tenant's Improvements will be deemed as non-Building Standard for purposes of this Lease unless and except to the extent that Landlord so notifies Tenant thereof when the plans for Tenant Improvements are finalized and before construction thereof commences.

         Tenant shall pay Landlord, upon demand, monthly as billed charges (equal to Landlord's actual or reasonably estimated cost) for providing off-hour and nonstandard air conditioning, heating and electricity, but in no event less than $20.00 per hour per zone; provided, however, this provision will not excuse Tenant's excessive use or consumption of heating, air conditioning and/or electrical services in violation of Section 5.01 hereof.

         5.03 SERVICE INTERRUPTION. To the extent any of the services described above require electricity, gas, water or other services supplied by public utilities, Landlord's covenants hereunder shall impose on Landlord only the obligation to use its good faith efforts to cause the applicable public utilities to furnish the same. Any failure or defect in the services described above shall not be construed as an eviction of Tenant nor entitle Tenant to any reduction, abatement, offset, or refund of Rent or to any damages from Landlord. Landlord shall not be in breach or default under this Lease, provided Landlord uses reasonable diligence during normal business hours to restore any such failure or defect after Landlord receives written notice thereof.

         Notwithstanding the foregoing, however, and irrespective of any rights Landlord may claim under Section 15.13, in the event of any interruption, reduction or discontinuance of utilities or services described in this Article 5 or of parking or repairs required of Landlord by other provisions of this Lease, which renders Tenant unable to use and enjoy any significant portion of the Premises (the "Affected Portion") in a reasonably normal manner, Tenant shall have the following rights:

         (1) If the interruption, reduction or discontinuance occurs for reasons within Landlord's control (a "Controllable Interruption"), and if it continues for 30 consecutive days after Landlord is notified thereof or for any 45 of the 90 days after Landlord is notified thereof, Tenant shall be entitled to treat the Controllable Interruption as an eviction from the Affected Portion.




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         (2)     If the interruption, reduction or discontinuance occurs
                 because of applicable laws or any happening beyond the control of Landlord, other than financial inability (an "Uncontrollable Interruption"), then Tenant shall be entitled to an abatement of rent and other charges due hereunder with respect to the Affected Portion beginning on the tenth (10th) day after Landlord is notified of the Uncontrollable Interruption, which abatement shall continue thereafter until the Uncontrollable Interruption is cured or Landlord otherwise renders the Affected Portion suitable for use by Tenant in a reasonably normal manner. Further, if any such Uncontrollable Interruption continues with the result that Tenant is not able to use the Affected Portion in a reasonably normal manner for more than sixty (60) days after Landlord is notified of the Uncontrollable Interruption, Tenant may notify Landlord of Tenant's intention to terminate this Lease. If Landlord fails to eliminate the Uncontrollable Interruption or to otherwise render the Affected Portion again suitable for use by Tenant in a reasonably normal manner within an additional thirty (30) days after receiving any such notice of Tenant's intention to terminate, then Tenant shall be entitled to terminate this Lease by giving Landlord a notice of termination.

                                   ARTICLE 6

         6.01 ALTERATIONS. Tenant shall not make or allow to be made any alterations, installations, additions or improvements in or to the Premises, or place safes, vaults or other heavy furniture or equipment within the Premises, without Landlord's prior written consent. Such consent by Landlord will not be unreasonably withheld for interior, nonstructural alterations to the Premises that do not require modifications to the Building HVAC or other systems. All alterations, installations, additions or improvements, other than movable furniture and movable trade fixtures, made by Tenant to the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises; provided, however, that Landlord may require Tenant, at Tenant's cost, to remove any or all of such items made by Tenant that are not Building Standard upon the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises. Tenant, at its sole cost and prior to the expiration or termination of this Lease, shall remove all of Tenant's property from the Premises and make, or reimburse Landlord for the cost of, all repairs to the Premises and/or Project for damage resulting from such removal. All work shall be completed promptly and in a good and workmanlike manner and shall be performed in such a manner that no mechanic's, materialman's or other similar liens shall attach to Tenant's leasehold estate, and in no event shall Tenant permit, or be authorized to permit, any such liens or other claims to be asserted against Landlord or Landlord's rights, estate and interests with respect to the Project or this Lease. Landlord may require, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of any improvements, additions or alterations Tenant proposes to make in the Premises.

         6.02 TENANT REPAIRS. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair, subject to punch list items and latent defects. Tenant shall, at Tenant's sole cost and expense, keep the Premises in good condition and repair, excepting damage thereto by fire or other casualty or resulting from causes beyond the reasonable control of Tenant and further excepting ordinary wear and tear. Other than as herein provided to the contrary with respect to damages resulting from fire or other insurable casualties, any injury or damage to the Premises or Project, or the appurtenances or fixtures thereof, caused by or resulting from the negligent acts or omissions of or the intentional misconduct of Tenant or Tenant's employees, servants, agents, invitees, assignees, or subtenants shall be repaired or replaced by Tenant, or at Landlord's option by Landlord, at the expense of Tenant. If Tenant fails to maintain the Premises or fails to repair or replace any damage to the Premises or Project for which it is responsible by the terms of this Lease, Landlord may, but shall not be obligated to, cause such maintenance, repair or replacement to be done, as Landlord deems necessary, and Tenant shall immediately pay to Landlord all costs related thereto plus a charge for overhead of 10% of such costs.

         6.03 LANDLORD REPAIRS. Except as stipulated herein, Landlord shall not be required to make any improvements to or repairs of any kind or character to the Premises during the Term. However, notwithstanding any provisions of this Lease to the contrary, all repairs, alterations or additions to the base Building or its systems (as opposed to those involving only Tenant's leasehold improvements), and all repairs, alterations or additions to Tenant's non-Building Standard leasehold improvements which affect the Building's structural components or major mechanical, electrical or plumbing systems in the Building, shall be made by Landlord or its contractor only. Further, to the extent that other provisions of this Lease would make any such repairs, alterations or additions the responsibility of Tenant, Tenant shall pay the cost thereof (including an additional charge of 10% of actual direct costs for Landlord's overhead), except as otherwise provided in Exhibit "C" attached hereto.

                                   ARTICLE 7

         7.01 LANDLORD INSURANCE. Landlord shall fully insure the Project against fire and other casualty and shall maintain comprehensive general liability and other insurance in such amounts as may be required by Landlord's mortgagee, or in such greater amounts as Landlord, in its sole discretion, may deem appropriate. The cost of such insurance, including any reasonable deductible paid thereunder by Landlord, shall be an "Operating Expense" as defined in Section 3.03 hereof. Such insurance shall be for the sole benefit of Landlord and, if required, Landlord's mortgagee. If the annual premiums to be paid by Landlord exceed the standard rates because of Tenant's operations within or contents of the Premises or because improvements to the Premises are beyond Building Standard, Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and if necessary, Landlord may allocate the insurance costs of the Building to give effect to this sentence).

         7.02 TENANT INSURANCE. Tenant shall, at Tenant's expense, fully insure its property located in the Premises against fire and other casualty and shall maintain comprehensive general liability insurance insuring Landlord and Tenant against any liability arising out of ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, including contractual liability insurance (with respect to Section 7.04 hereof), with insurance companies approved by Landlord and with limits of liability of at least $2,000,000 in each occurrence for Bodily Injury and Property Damage combined and $2,000,000 general aggregate for Bodily Injury and Property Damage combined with the endorsement of comprehensive general liability CG-2504. Tenant shall cause Landlord to be named as an additional insured under such general liability policies and shall, not less than twenty (20) days prior to (a) the Commencement Date, and (b) the expiration of old policies, furnish Landlord with certificates of insurance reasonably satisfactory to Landlord. The limit of such insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry such insurance under a blanket policy, provided such insurance has a Landlord's protective liability endorsement attached thereto. If Tenant fails to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord.

         7.03 WAIVER OF SUBROGATION. WHENEVER (A) ANY LOSS, COST, DAMAGE OR EXPENSE RESULTING FROM FIRE, EXPLOSION OR ANY OTHER CASUALTY OR OCCURRENCE IS INCURRED BY EITHER OF THE PARTIES TO THIS LEASE IN CONNECTION WITH THE PREMISES OR THE PROJECT, AND (B) SUCH PARTY IS THEN COVERED (OR IS REQUIRED UNDER THIS LEASE TO BE COVERED) IN WHOLE OR IN PART BY INSURANCE WITH RESPECT TO SUCH LOSS, COST, DAMAGE OR EXPENSE, THEN NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, THE PARTY SO INSURED (OR REQUIRED TO BE INSURED), FOR ITSELF AND ANY INSURER OR ANYONE ELSE THAT MIGHT OTHERWISE CLAIM THROUGH IT BY WAY OF SUBROGATION, HEREBY RELEASES THE OTHER PARTY (EVEN IF THE OTHER PARTY IS NEGLIGENT! FROM ANY LIABILITY THE OTHER PARTY WOULD OTHERWISE HAVE ON ACCOUNT OF SUCH LOSS, COST, DAMAGE.

         7.04 INDEMNITY. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims arising from Tenant's use of the Premises for the conduct of its business or from any activity, work or other thing done by Tenant on or about the Project and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence or intentional misconduct of Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from and against all costs, attorney's fees, expenses and liabilities incurred in or related to any such claim or any action or proceeding brought thereon. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons including death in, upon or about the Premises, from any cause, including without limitation, Landlord's negligence, but except for such damage or injury caused by Landlord's gross negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

                                   ARTICLE 8

         8.01 CASUALTY. Tenant shall promptly give Landlord written notice of any fire or other casualty occurring within the Premises. If the Premises or other parts of the Building or Project reasonably required for Tenant's use and quiet enjoyment of the Premises are damaged by fire or other casualty, then, subject to the following provisions of this Article, Landlord shall promptly repair the damage. If, however, the damage (a) is not covered by insurance carried by Landlord hereunder, (b) is covered by insurance carried by Landlord hereunder, but Landlord's mortgagee requires that proceeds of such insurance be used to retire the mortgage debt, (c) is to such an extent that the cost of repairs will be greater than 10% of the then full replacement cost of the Building, or (d) occurs during the last 12 months of the then effective Term of this Lease, then Landlord shall have the option (i) to repair the damaged Premises and any other damaged parts of the Building or Project reasonably necessary to Tenant's use and quiet enjoyment of the Premises to substantially the same condition as immediately prior to such fire or other casualty, or (ii) to terminate this Lease by so notifying Tenant within sixty
(60) days after the date of such damage, such termination to be effective as of the date of the fire or other casualty causing the damage. The Rent required to be paid hereunder shall be abated in proportion to the portion of the Premises, if any, which is rendered untenantable by fire or other casualty hereunder until repairs specified in clause (i) of the preceding sentence are completed. Other than such rental abatement, no damages, compensation or claims shall be payable by Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience, loss of business, or annoyance arising from any such repair and reconstruction. Notwithstanding the foregoing, Landlord shall not be required to repair or replace any furniture, furnishings, or other personal property that Tenant may be entitled to remove from the Premises or any alterations to the Premises constructed and installed by or for Tenant pursuant to Section 6.01 hereof or any installations in excess of Building Standard.

                                   ARTICLE 9

         9.01 CONDEMNATION. If more than a "substantial portion of the Premises" (as hereinafter defined) should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then either party hereof shall have the right, at its option, to terminate this Lease as of the date when physical possession of the Premises is taken by the condemning authority. If less than a substantial portion of the Premises is so taken or sold, the Rent payable hereunder shall be abated in proportion to the portion of the Premises which is rendered untenantable by such condemnation, and Landlord shall, subject to the following provisions of this Article, promptly restore the Premises and the appurtenances thereto to substantially its former condition. As used herein, a "substantial portion of the Premises" will mean (1) more than 20% of the rentable are of the Premises itself, (2) any parking areas or other appurtenances to the Premises in the Project, without which Tenant cannot continue to operate its business in a reasonably normal manner, (3) any part of the Project, after the taking of which (or sale in lieu thereof), Landlord is unable to promptly restore the remainder of the Project for any reason (including any shortage of condemnation or sales proceeds available to Lessor or any refusal of Landlord's mortgagee, ground lessor or other secured party, to give consents necessary for such restoration). If any substantial part of the Project other than the Premises may be so taken or sold, Landlord shall have the right at its option to terminate this Lease as of the date when physical possession of such part of the Project is taken by the condemning authority. All amounts awarded upon taking of any part or all of the Project or the Premises shall belong to Landlord and Tenant shall not be entitled to, and expressly assigns all claims, rights and interests to, any such compensation to Landlord.

                                   ARTICLE 10

         10.01 ENTRY. Landlord, its agents, employees and representatives, shall have the right to enter the Premises at any time after reasonable notice to Tenant under the circumstances (which notice may be oral and not in compliance with Section 15.08 hereof, but no notice shall be required in the case of routine maintenance or an emergency) to show the Premises to prospective lenders or prospective purchasers or, within the last six months of the Term, prospective tenants or for any purpose that Landlord may reasonably deem necessary for the operation and maintenance of the Project. Provided any such entry is done in a manner that does not unnecessarily interfere with Tenant's use or enjoyment of the Premises, Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files. Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in, upon and about the Premises in an emergency in order to obtain entry to the Premises without liability to Tenant, except for any failure to exercise due care for Tenant's property.

                                   ARTICLE 11

         11.01 SUBORDINATION. Subject to the nondisturbance provisions in the next Section, this Lease is and shall be subject and subordinate to any and all ground or similar leases affecting the Project, and to all mortgages, deeds of trust, and security agreements that may now or hereafter encumber or affect the Project or any interest of Landlord therein and/or the contents of the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such leases, mortgages, deeds of trust and/or security agreements. This clause shall be self-operative and no further instrument of subordination need be required by any owner or holder of such ground lease, mortgage, deed of trust or security agreement. Tenant agrees to execute and return any estoppel certificate, consent or agreement reasonably requested by any such lessor, mortgagee, trustee or secured party in connection with this Section within ten
(10) days after receipt of same; provided the applicable certificate, consent or agreement is not inconsistent with Tenant's rights under this Lease. Any breach of the preceding sentence by Tenant shall constitute a "Default" hereunder. If any mortgagee of Landlord secured by a lien on the Project, any lessor to Landlord under a ground lease of the Project, or any secured party under a security agreement encumbering the interest of Landlord shall request it and provide Tenant with an address for notices, Tenant shall provide to such mortgagee, lessor or secured party written notice of any default or breach by Landlord at least thirty (30) days prior to the exercise by Tenant of any rights and/or remedies of Tenant hereunder arising out of such default or breach.

         11.02 NONDISTURBANCE AND ATTORNMENT. If any ground or similar such lease, mortgage, deed of trust or security agreement is enforced by the ground lessor, the mortgagee, the trustee, or the secured party, Tenant shall, upon request, attorn to the lessor under such lease or the mortgagee or purchaser at such foreclosure sale, or any person or party succeeding to the interest of Landlord as a result of such enforcement, as the case may be, and execute instrument(s) confirming such attornment; provided, however, that regardless of whether this Lease was approved and accepted in writing by such lessor, mortgagee, trustee or secured party, Tenant's attornment and the rights of the lessor, mortgagee, trustee or secured party (or anyone else claiming through them) shall be conditioned upon the agreement by such successor to Landlord's interest not to disturb Tenant's possession or other rights hereunder during the Term so long as Tenant performs its obligations under this Lease. In the event of such enforcement and upon Tenant's attornment as aforesaid, Tenant will automatically become the tenant of the successor to Landlord's interest without change in the terms or provisions of this Lease; provided, however, that such successor to Landlord's interest shall not be (a) bound by any payment of Rent for more than one month in advance (except prepayments for security deposits, if any), or (b) bound by any amendments or modifications of this Lease made without the prior written consent of the applicable mortgagee, ground lessor, trustee or secured party after Tenant has been notified of its name and address, or (c) subject to liability or offset for any damages Tenant may claim because of a default by Landlord hereunder prior to the date Landlord's interest in the Building is conveyed to such successor of Landlord.

         11.03 QUIET ENJOYMENT. Tenant, on paying the Rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the Term, subject to Sections
11.01 and 11.02, all applicable laws and other governmental and legal requirements and the provisions of this Lease. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be subject to the penultimate sentence of Section 15.07.

                                   ARTICLE 12

         12.01 ASSIGNMENT AND SUBLETTING. Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or sublease the Premises or any part thereof, or suffer any person other than Tenant, its employees, agents, servants and invitees to occupy or use the Premises or any portion thereof, without the express prior written consent of Landlord. Any attempt to do any of the foregoing without such written consent shall be null and void and of no effect. If Tenant so requests Landlord's consent, said request shall be in writing specifying the identity of the proposed transferee, the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder, and shall be submitted to Landlord at least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such occupancy or use. Upon such request Landlord may, except as otherwise provided by the following provisions in this Article, (a) grant such consent subject to Landlord's approval of the assignee, transferee, subtenant, or mortgagee, or (b) deny such consent. If Landlord does not give such consent in writing within fifteen (15) days of the date such consent is requested, then Landlord's consent shall be deemed to have been denied. In no event may Tenant assign this Lease or sublease the Premises or any portion thereof to any party whose operations in the Project would not be in keeping with, or would detract from, the operations of other tenants in the Project.

         Landlord's consent shall not be unreasonably withheld to any proposed assignment or subletting by Tenant; provided, however, Landlord shall not be required to give its consent to a sublease or assignment that would result in a breach by Landlord of any of its lease obligations to other tenants. No consent of Landlord will be required because of any change in the ownership, directly or indirectly, of Tenant itself.

         In any situation in which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment instrument and all ancillary agreements relating thereto. No assignment shall be effective unless the assignee has agreed within the assignment instrument to assume the obligations of Tenant hereunder and to be personally bound by all of the covenants, terms and conditions hereof on the part of Tenant to be performed or observed hereunder.

         12.02 CONTINUED LIABILITY. Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder, and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or sublessee without demand upon or proceeding in any way against any other person.

         12.03 CONSENT. Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned or if the Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect Rent from the assignee or sublessee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder.

         12.04 PROCEEDS. All cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord (net of leasing commissions, the cost of leasehold improvements and any other costs incurred by Tenant in connection with the assignment, sale or sublease) notwithstanding the fact that such proceeds exceed the Rent called for hereunder, and Tenant hereby assigns all rights it might have or ever acquire in any such (net) proceeds to Landlord.

                                   ARTICLE 13

         13.01 DEFAULT. Each of the following shall constitute a "Default" by Tenant:

         (a) The failure of Tenant to pay the Rent or any part thereof when due and the continuation of such failure for five days after Tenant is notified thereof; provided, however, that if Tenant fails to make any payment required by this Lease when due 2 or more times in any Lease Year, then notwithstanding that such defaults have been cured by Tenant, any further similar failure shall be deemed a Default without notice or opportunity to cure;

         (b) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

         (c) Tenant takes any action to, or notifies Landlord that Tenant intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant under any such statute or Tenant notifies Landlord that it knows such a petition will be filed; or the appointment of a receiver or trustee to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; unless the application of this subsection 13.01(c) shall contravene any applicable law;

         (d) Tenant shall fail to fulfill or perform, in whole or in part, any of its obligations under this Lease (other than the payment of Rent) and such failure or nonperformance shall continue for a period of fifteen (15) days after written notice thereof has been given by Landlord to Tenant; but if the failure is of a nature that it cannot be cured within such 15-day period, Tenant shall not have committed a Default if Tenant commences the curing of the failure within such 15-day period and thereafter diligently pursues the curing of same and completes the cure within sixty (60) days; or

         (e) Tenant shall fail to take possession of the Premises within ninety (90) days after the Commencement Date.

         (f) Any representation by Tenant in any certificate or other document furnished by Tenant to induce Landlord to enter into this Lease, including without limitation, financial information, proves to be incorrect in any material respect.

         13.02 RIGHTS UPON DEFAULT. If a Default by Tenant occurs, then at any time thereafter prior to the curing thereof, with or without notice or demand, Landlord may exercise any and all rights and remedies available to Landlord under this Lease, at law or in equity, including without limitation, termination of this Lease and termination of Tenant's right to possession without terminating the Lease. If Tenant is in Default for nonpayment of Rent and if Tenant fails to pay same in full within five (5) days after Landlord hand delivers to the Premises written notice of Landlord's intent to exercise its lockout rights, then Landlord shall be entitled to change or modify door locks on all entry doors of the Premises and Tenant shall not be entitled to a key to re-enter the Premises until all delinquent Rent is paid in full; provided, however, Landlord shall immediately thereafter post a notice on an entry door to the Premises, stating that Landlord has exercised such lockout rights. If Tenant vacates or abandons the Premises or any significant portion thereof, Landlord may permanently change the locks without notice to Tenant, and Tenant shall not be entitled to a key to re-enter the Premises. The two preceding sentences shall supersede any conflicting provisions of Section 93.002 of the Texas Property Code or any successor statute. In the event of a Default, Landlord may, without additional notice and without court proceedings, re-enter and repossess the Premises and remove all persons and property therefrom, and Tenant hereby agrees to surrender possession of the Premises, waives any claim arising by reason thereof or by reason of issuance of any distress warrant or writ of sequestration, and agrees to hold Landlord harmless from any such claims. If Landlord elects to terminate this Lease, it may treat the default as an entire breach of this Lease and Tenant shall immediately become liable to Landlord for damages equal to the total of (a) the cost of recovering, reletting, including, without limitation, the cost of leasing commissions attributable to the unexpired portion of the Term of this Lease, and remodeling the Premises, (b) all unpaid Rent and other amounts earned or due through such termination, including interest thereon at the rate specified in Section 13.04 hereof, plus
(c) the present value (discounted at the rate of 8% per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period and (d) any other sum of money and damages owed by Tenant to Landlord. If Landlord elects to terminate Tenant's right to possession of the Premises without terminating this Lease, Landlord may (but shall not be obligated to) rent the Premises or any part thereof for the account of Tenant to any person or persons for such rent and for such terms and conditions as Landlord reasonably deems appropriate, and Tenant shall be liable to Landlord for the amount, if any, by which the Rent for the unexpired balance of the Term exceeds the net amount, if any, received by Landlord from such reletting, being the gross amount so received by Landlord less the costs of repossession, reletting, remodeling, and other expenses incurred by Landlord. Such sum or sums shall be paid by Tenant in monthly installments on the first day of each month of the Term. In no case shall Landlord be liable for failure to relet the Premises or to collect the rent due under such reletting, and in no event shall Tenant be entitled to more than 50% of any excess rents received by Landlord. All rights and remedies of Landlord shall be cumulative and not exclusive.

         13.03 COSTS. If a Default by Tenant occurs, then Tenant shall reimburse Landlord on demand for all costs reasonably incurred by Landlord in connection therewith including, but not limited to, reasonable attorney's fees, court costs, and related costs, plus interest thereon from the date such costs are paid by Landlord until Tenant reimburses Landlord, at the rate specified in
Section 13.04 hereof.

         13.04 INTEREST. All late payments of Rent, costs or other amounts due from Tenant under this Lease shall bear interest from the date due until paid at the rate of 18% per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum nonusurious rate of interest (the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher non-usurious rate, and as to which Tenant could not successfully assert a claim or defense of usury, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the indicated rate ceiling (as defined and described in Texas Revised Civil Statutes, Article 5069-1.04, as amended) at the applicable time in effect.

         13.05 LANDLORD'S LIEN. Landlord reserves (and is hereby granted) a first and superior lien and security interest (which shall be in addition to and not in lieu of the statutory landlord's lien) on all fixtures, equipment, and personal property (tangible and intangible) now or hereafter placed by Tenant in or on the Premises to secure all sums due by Tenant hereunder, which lien and security interest may be enforced by Landlord in any manner provided by law, including, without limitation, under and in accordance with the Texas Uniform Commercial Code. The provisions of this Section shall constitute a security agreement under the Texas Uniform Commercial Code and, at Landlord's request, Tenant shall execute and file, where appropriate, all documents required to perfect the security interest herein granted in accordance with the Texas Uniform Commercial Code. Landlord may at its election at any time file a copy of this Lease as a financing statement. Unless otherwise provided by law and for the purpose of exercising any right pursuant to this Section, Landlord and Tenant agree that reasonable notice shall be met if such notice is given by five days' written notice, certified mail, return receipt requested, to Landlord or Tenant at the address specified herein.

         Notwithstanding anything in this Lease to the contrary, the lien granted to Landlord herein and the statutory landlord's lien granted to Landlord pursuant to the Texas Property Code shall be subject and subordinate to any and all purchase money security interests in and to any furniture, fixtures and equipment of Tenant. Further, in no event shall such liens and security interest cover data or files (including computer data or files), promissory notes, documents, contracts, maps, instruments or similar property, and notwithstanding any eviction of Tenant pursuant to the terms of the Lease, Landlord will make such excluded property available to Tenant upon request.

         13.06 NON-WAIVER. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act or omission that would have originally constituted a violation of this Lease from having all the force and effect of an original violation. The receipt by Landlord of Rent with or without knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach, shall not reinstate this Lease or Tenant's right of possession if either or both have been terminated, and shall not otherwise affect any notice, election, action, or suit by Landlord. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No act or thing done by Landlord during the

Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid, unless express and in writing signed by Landlord.

                                   ARTICLE 14

         14.01 EVIDENCE OF AUTHORITY. Simultaneously with the execution and delivery of this Lease, Tenant shall deliver a fully executed Certificate of the Secretary of Tenant's corporate managing general partner, with attached Resolutions of its corporate board and with attached provisions from Tenant's partnership agreement indicating the authority of the managing general partner to execute this Lease, substantially in the form attached hereto as Exhibit "H".

                                   ARTICLE 15

         15.01 AMENDMENT. Any agreement hereafter made between Landlord and Tenant shall be ineffective to modify, release, or otherwise affect this Lease, in whole or in part, unless such agreement is in writing and signed by the party to be bound thereby.

         15.02 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.

         15.03 ESTOPPEL LETTERS. Tenant shall promptly upon request from Landlord execute and acknowledge a certificate containing such information as may be reasonably requested for the benefit of Landlord, any prospective purchaser or any current or prospective mortgagee of all or any portion of the Project.

         15.04 LANDLORD'S LIABILITY AND AUTHORITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Project, it being intended that Landlord, its officers, directors and employees shall not be personally liable for any judgment or deficiency. Whenever in this Lease there is imposed upon Landlord or Tenant the obligation to use its best efforts, reasonable efforts, diligence or act in good faith, Landlord or Tenant, as the case may be, shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme burdens, financial or otherwise.

         15.05 HOLDOVER. If Tenant shall remain in possession of the Premises after the Expiration Date or earlier termination of this Lease, then Tenant shall be deemed a tenant-at-will whose tenancy is terminable at any time. In such event, Tenant shall pay Rent at one and one half the daily rental rate prevailing on the date of such termination or expiration, but otherwise shall be subject to all of the obligations of Tenant under this Lease. Additionally, Tenant shall pay to Landlord all damages sustained by Landlord on account of such holding over by Tenant.

         15.06 SURRENDER. Upon the expiration or earlier termination of the Term, Tenant shall peaceably quit and surrender the Premises in the condition required by Sections 6.01 and




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
6.02 hereof. All obligations of Tenant for the period of time prior to the expiration or earlier termination of the Term shall survive such expiration or termination.

         15.07 PARTIES AND SUCCESSORS. Subject to the limitations and conditions set forth elsewhere herein, this Lease shall bind and inure to the benefit of the respective heirs, legal representatives, successors, and permitted assigns and/or sublessees of the parties hereto. The term "Landlord", as used in this Lease, so far as the performance of any covenants or obligations on the part of Landlord under this Lease are concerned, shall mean only the owner of the Project at the time in question, so that in the event of any transfer of title to the Project, the party by whom any such transfer is made shall have no liability for a breach of any obligations of the Landlord under this Lease after the date of such transfer, and the party to whom any such transfer is made shall have no liability for any breach of the obligations of the Landlord under this Lease before the date of the transfer. Landlord shall have the right to transfer, sell, assign, mortgage or encumber, in whole or in part, all of its rights and obligations hereunder and in the Building, the Land, the Project and other property of Landlord referred to herein.

         15.08 NOTICE. Except as otherwise provided herein, any statement, notice, or other communication that Landlord or Tenant may desire or be required to give to the other shall be deemed sufficiently given or rendered if hand delivered, or if sent by registered or certified mail, return receipt requested, addressed at the address(es) first hereinabove given or at such other addresses(es) as the other party shall designate from time to time by prior written notice, and such notice shall be effective when the same is received or mailed as herein provided.

         15.09 RULES AND REGULATIONS. Tenant, its servants, employees, agents, visitors, invitees, and licensees, shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit "I" hereto, and shall abide by and conform to such further reasonable nondiscriminatory Rules and Regulations as Landlord may from time to time make, amend or adopt, after Tenant receives a copy thereof.

         15.10 CAPTIONS. The captions in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit, or describe the scope of this Lease or the intent of any provision hereof.

         15.11 NUMBER AND GENDER. All genders used in this Lease shall include the other genders, the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

         15.12 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

         15.13 INABILITY TO PERFORM. Notwithstanding Section 15.18 hereof, whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of such party (financial inability or hardship excepted), and such nonperformance or delay in performance shall not constitute a breach or default by such party under this Lease nor give rise to any claim against such party for damages or constitute a total or partial eviction, constructive or otherwise: provided, however, this provision shall not: (1) excuse any delay in, or extend the time periods set forth herein for Landlord's or Tenant's making of payments required by this Lease; or (2) extend the dates and time periods specified in Sections 3.06 and
5.03 for purposes of determining Tenant's right to exercise the remedies expressly provided in those Sections. Although Tenant's right to exercise remedies expressly provided in Sections 3.06 and 5.03 will not be affected by this provision, any other remedies of Tenant will be subject to this provision.

         15.14 USE OF NAME. Tenant shall not, except to designate Tenant's business address (and then only in a conventional manner and without emphasis or display), use the name or mark "Two Bridgepoint" or "Bridgepoint Square" for any purpose whatsoever.

         15.15 BROKER. Tenant represents and warrants that the only brokers Tenant has dealt with in connection with this Lease are: (1) Oxford Commercial, Inc., which although representing Tenant, is expected to look to Landlord for the payment of any commission in connection with this Lease pursuant to a separate written agreement between it and Landlord; (2) Cushman and Wakefield of Texas, Inc., which, although representing Tenant, is expected to look only to Oxford Commercial, Inc. for the payment of any commission in connection with this Lease pursuant to a separate written agreement between it and Oxford Commercial, Inc.; and (3) FIC Realty Services, Inc. which represents Landlord and is expected to look only to Landlord for any compensation in connection with this Lease. Tenant also represents that, insofar as Tenant knows, no other broker(s) negotiated this Lease or are entitled to any commission in connection herewith. Tenant shall indemnify and hold harmless Landlord from and against all claims (and costs of defending against and investigating such claims) of any other broker(s) or similar parties claiming under Tenant in connection with this Lease.

         15.16 ENTIRE AGREEMENT. This Lease, including all Exhibits attached hereto (which Exhibits are hereby incorporated herein and shall constitute a portion hereof), contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives have made any representations, warranties, or promises with respect to the Project, the Premises, Landlord's services, or any other matter or thing except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. The taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Premises and the Project, and that same were in good and satisfactory condition at the time such possession was so taken, subject to punch list items and latent defects. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the craftsman of this Lease.

         15.18 TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

         15.19 PARKING. Tenant shall have the right to use the parking facilities of the Building, subject to the rules and regulations for such parking facilities, all as set forth in Exhibit "I" hereto. Landlord will maintain the parking areas serving the Building as necessary to provide parking to each of the building's occupants at a ratio of no less than one parking space per 279 rentable square feet. In addition, Tenant shall be entitled to lease as many as four (4) executive parking spaces beneath the Building at a cost of $120.00 per space per month in addition to the Rent. Tenant shall comply with all traffic, security, safety and other rules and regulations concerning parking as are reasonably promulgated from time to time by Landlord. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising out of Tenant's use of any such parking spaces, whether or not caused or alleged to be caused by Landlord's negligence.

         15.20 TENANT TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term upon all of Tenant's non-Building Standard leasehold improvements and all of Tenant's equipment, furniture, fixtures and personal property located in the Premises.

         15.21 ATTORNEY'S FEES. In the event either party defaults or is alleged to have defaulted in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any amount due or to become due hereunder, or recovery of the possession of the Premises, in the hands of any attorney who files suit upon the same, the prevailing party in the suit shall be entitled to recover its reasonable attorney's fees from the other party.

         15.22 LANDLORD ALTERATIONS OR MODIFICATIONS. Subject to the other provisions hereof, Landlord expressly reserves the right in its sole discretion to temporarily or permanently change the location of, close, block or otherwise alter any entrances, corridors, skywalks, tunnels, doorways, or walkways leading to or providing access to the Building or any part thereof or otherwise restrict the use of same, provided such acts do not materially and adversely impair Tenant's access to or interfere with Tenant's use and enjoyment of the Premises. Landlord shall not incur any liability whatsoever to Tenant as a consequence of acts authorized by this provision, and such acts shall not be deemed to be a breach of any of Landlord's obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modification or other acts of Landlord under this Section.

         15.23 NAME CHANGE. Landlord and Tenant covenant and agree that Landlord hereby reserves and shall have the right at any time and from time to time to change the name of the Building as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

         15.24 SIGNAGE. Landlord shall provide monument signage in the front of the Building which identifies Tenant. In addition, interior signage, suite identity and lobby directories will be provided by Landlord consistent with those provided as of the date of this Lease in building in the Project known as One Bridgepoint. So long as Tenant occupies more rentable square feet in the Building than any other occupant, Landlord will consider in good faith any request by Tenant for a sign on the exterior of the Building itself that identifies Tenant. However, without limiting Landlord's discretion to permit or decline to permit any such sign on the exterior of the Building, it is understood that Landlord will not permit any exterior signs on the Building that Landlord determines to be inconsistent with its leasing or management policies for the Project.

         EXECUTED as of the date first written above.

                               LANDLORD:

                               INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA


                               By:      /s/ JAMES M. GRACE
                                 ----------------------------------------------

                               Name:        James M. Grace
                                   --------------------------------------------
                               Title:       Executive Vice President
                                            Assistant Secretary
                                    -------------------------------------------


                               TENANT:

                               BRIGHAM OIL & GAS, L.P.

                               By:   Brigham Exploration Company, a Texas
                                     corporation, as managing general partner

                                     By:   /s/ BEN M. BRIGHAM
                                       ----------------------------------------
                                       Ben M. Brigham, President and CEO